EXHIBIT 10.2


                           AGREEMENT

     This Agreement (the "Agreement") is as of the ___ day of ___________, 1998, by and among the parties listed below (each, a "Party;" collectively, the "Parties"):

     USB `93 Technology Associates Limited Partnership, a
     Massachusetts limited partnership having a principal address c/o USB `93 Technology, Inc. at 55 Old Bedford
     Road, Lincoln North, Lincoln, Massachusetts (the
     "Partnership");

     USB `93 Technology, Inc., a Massachusetts corporation having a principal address at 55 Old Bedford Road, Lincoln
     North, Lincoln, Massachusetts (the "General Partner");

     the persons and/or entities listed on SCHEDULE A hereto
     (collectively, the "Limited Partners;" together with the General Partner, the "Partners") and

     Selfcare, Inc., a Delaware corporation having a principal place of business at 200 Prospect Street, Waltham, Massachusetts ("Selfcare").

     WHEREAS, the organization and affairs of the Partnership are governed by a Certificate and Agreement of Limited
Partnership, dated as of November 16, 1993 (the "Partnership
Agreement"); and

     WHEREAS, each of the Partners owns such interest in the Partnership as is set forth opposite his or her name on SCHEDULE B hereto, which interests (each, a "Partnership Interest;" collectively, the "Partnership Interests") in the aggregate represent all of the outstanding interests in the Partnership; and

     WHEREAS, Willard L. Umphrey (the "Trustee"), the Partners and The USB `93 Partners Escrow Trust (the "Trust") have entered into a Declaration of Trust dated this date (the "Trust
Agreement") in the form attached hereto as EXHIBIT I; and

     WHEREAS, the Partnership and Selfcare entered into a Technology Purchase and Sale Agreement dated as of November 16,
1993 (the "Purchase Agreement") whereby the Partnership acquired from Selfcare certain assets set forth on SCHEDULE C hereto (the
"Technology"); and

     WHEREAS, in connection with the Purchase Agreement, Selfcare granted to the Partnership a warrant (the "Warrant") to purchase up to 18,000 shares of Selfcare's common stock (now
234,000 shares after a 13 to 1 stock split); and

     WHEREAS, Section 3 of the Warrant sets forth restrictions as to the transfer of the Warrant, and Selfcare and the Partnership desire to amend the Warrant for the limited purpose of allowing the Partnership to transfer the Warrant to the Trust;
and

     WHEREAS, subsequent to the transfer of the Warrant to the Trust, each of the Partners desires to sell, transfer, convey and assign to Selfcare and Selfcare desires to purchase from each of the Partners 100% of their respective Partnership Interests in exchange for cash and shares of Selfcare's common stock, such cash and shares to be delivered into the Trust; and

     WHEREAS, the Parties desire that the Trust, in accordance with the terms and conditions of the Trust Agreement, hold the Purchase Shares (as defined below) for the benefit of the Partners pending a determination whether there is an Early Premium (as defined below) or a Later Premium (as defined below), returning the same to Selfcare if required by the terms of this Agreement, and then distributing the remaining Purchase Shares to the Partners; and

     WHEREAS, subsequent to the transfer of the Partnership Interests to Selfcare, the Parties desire that the Trust, in accordance with the terms and conditions of the Trust Agreement, exercise the Warrant in full for an aggregate exercise price of $360,000 and distribute to the Partners the shares of Selfcare's common stock acquired upon such exercise;

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows:

1    AMENDMENT CERTAIN DOCUMENTS AND WAIVER OF CERTAIN
     RESTRICTIONS

1.1 Selfcare and the Partnership hereby agree to amend the Warrant, and the Warrant is hereby amended (without further action being required), by adding the following sentence at the end of Section 3 thereof:

          "Notwithstanding the foregoing, nothing herein shall prevent the transfer of this Warrant by LP to The USB `93 Partners Escrow Trust subject to the terms and conditions set forth in the Declaration of Trust dated , 1998."

1.2 The signatories to this Agreement who are Partners of the Partnership acknowledge that there are restrictions on the transfer of their Partnership Interests contained in the Partnership Agreement. Each of the Partners now agrees to, and hereby does, waive any and all restrictions on the transfer of the Partnership Interests ("Restrictions") by each of them to Selfcare (but to no other transferee), whether such Restrictions are imposed by the Partnership Agreement or otherwise. To the extent necessary, the Partnership Agreement is hereby amended (without further action being required) to permit transfer of the Partnership Interests by the Partners to Selfcare pursuant to this Agreement free of any and all Restrictions.


2    TRANSFER OF WARRANT

     Subject to the terms and conditions set forth herein, in the Warrant and in the Trust Agreement, on the Closing Date (as defined below), the Partnership hereby agrees and covenants to transfer, assign, convey and deliver into the Trust all of its right, title and interest in the Warrant.

3    SALE AND PURCHASE OF PARTNERSHIP INTERESTS

3.1 Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), subsequent to the transfer of the Warrant from the Partnership to the Trust, each of the Partners severally agrees and covenants to sell, convey, transfer, assign and deliver to Selfcare, and Selfcare hereby agrees and covenants to purchase and shall acquire from each Partner, all right, title and interest in and to each Partner's respective Partnership Interest, for an aggregate purchase price of $4,925,778 (the "Purchase Price"), payable in
     (i) 487,017 shares of Selfcare common stock, $.001 par value (the "Purchase Shares") and (ii) $360,000 in cash (the "Cash").

3.2 On the Closing Date (as defined below), Selfcare shall deliver into the Trust the Cash and Purchase Shares, and the delivery into the Trust of such Cash and Purchase Shares shall represent payment in full of the Purchase Price. Subject to the terms herein, the Trust shall use the Cash to exercise the Warrant as set forth below, and the Trust shall hold the Purchase Shares for the benefit of the Partners subject to the adjustments set forth below.

4    EXERCISE OF WARRANT BY TRUST

4.1 Subject to the terms and conditions set forth in this Agreement and the Warrant, on the Closing Date (as defined below), the Trust shall exercise the Warrant by delivering to Selfcare (1) a fully executed subscription to purchase 234,000 shares of Selfcare's common stock, $.001 par value, substantially in the form attached to said Warrant (the "Subscription Form") and (2) $360,000 (the "Exercise Price"), payable as set forth below. In exchange, Selfcare will deliver into the Trust on the Closing Date a certificate registered in the name of the Trust for 234,000 shares of Selfcare's common stock, $.001 par value (the "Warrant Shares").

4.2 Subsequent to the exercise of the Warrant as described above, the Trust shall distribute the Warrant Shares to the Partners in accordance with the Trust Agreement.

5    RIGHTS AND OBLIGATIONS OF HOLDERS OF WARRANT SHARES

     The Parties hereby acknowledge that the Partners, as holders of the Warrant Shares after the Trust's distribution of such Warrant Shares to the Partners, shall have all such rights and obligations with respect to the Warrant Shares as are set forth in the Warrant, including, without limitation, the registration rights described in
     Section 5 the Warrant.

6    CLOSING

6.1 The closing hereunder (the "Closing") shall take place at the offices of Selfcare, 200 Prospect Street, Waltham, Massachusetts, at 10 A.M., Boston time, on April 30, 1998 (the "Closing Date"), or at such other time and place as is mutually agreed upon by Selfcare and the General
     Partner.

6.2     At the Closing:

     (a) The Partnership shall deliver to the Trust the Warrant, accompanied by such instruments of transfer as are necessary to effect the transfer of all right, title and interest in the Warrant to the Trust.

     (b) The Partnership shall deliver to Selfcare any books, papers, ledgers, documents and records relating to the Technology.

     (c) Each of the Partners shall deliver to Selfcare: (1) any required instruments of transfer in form and substance reasonably satisfactory to Selfcare, which instruments shall vest in Selfcare good and marketable title to such Partner's Partnership Interest free and clear of all liens and encumbrances and (2) any consents of third parties necessary to effectuate the transfer of such Partner's Partnership Interest to Selfcare.

     (d) Selfcare shall deliver to the Trust: (1) a certificate or certificates registered in the name of the Trust for 487,017 shares of the common stock of Selfcare, $.001 par value (representing the Purchase Shares) and
          (2) $360,000 (representing the Cash) by wire transfer, or in the form of a check made payable to the Trust.

     (e) The Trust shall deliver to Selfcare: (1) an executed Subscription Form to exercise the Warrant in full and
          (2) $360,000 in cash, by wire transfer, or in the form of a check made payable to Selfcare (representing the Exercise Price of the Warrant).

     (f) Selfcare shall deliver to the Trust a certificate or certificates registered in the name of the Trust for an aggregate of 234,000 shares of the common stock of Selfcare, $.001 par value (representing the Warrant Shares).

6.3 All other documents and papers to which the parties are entitled under this Agreement and any required authorizations shall also be delivered at the Closing, or at such other time as is mutually agreed upon by the parties.

7    CERTAIN CONTRACTS

     Upon consummation of the purchase and sale of the Partnership Interests as described above:

     (a) all contracts, agreements, understandings and other arrangements between the Partnership and any of the Partners, including without limitation any consulting agreements, employment agreements and severance arrangements, shall terminate, and shall not be binding upon any of the Parties hereto and

     (b) all contracts, agreements, understandings and other arrangements between the Partnership and Selfcare, with the exception of this Agreement, shall terminate, and shall not be binding upon any of the Parties hereto.

8    PARTNERSHIP ASSETS AND LIABILITIES

8.1 On or prior to the Closing Date, the Partnership shall distribute, sell and/or transfer all of the assets owned by the Partnership other than the Technology, so that on the Closing Date the Partnership shall own no assets except the Technology.

8.2 Selfcare shall not, by virtue of this Agreement, or otherwise, assume or agree to pay, perform, or discharge any, and the Partners shall retain and pay and discharge, or cause the Partnership to pay and discharge, all liabilities and obligations of the Partners and the Partnership whatsoever, direct or indirect, determined or contingent, and whether or not disclosed herein, including without limitation the Partnership Liabilities and all of the liabilities and obligations of the Partners for federal and state income taxes relating to their respective Partnership Interests accruing prior to the Closing Date or as a result of the sale of such Partnership Interests to Selfcare.

8.3 Notwithstanding the foregoing, the Partners shall pay and satisfy, or cause the Partnership to pay and satisfy, the following at or before the Closing Date:

     (a) All sales, use and transfer taxes, costs and expenses, if any, payable in connection with the transfer and delivery of the Partnership Interests.

     (b) All personal property taxes, if any, attributable to taxable periods beginning before the Closing Date, even if not due until after the Closing Date, with respect to the assets owned or held by the Partnership on the Closing Date or any other assets owned or held by the Partnership during such taxable periods. For purposes of determining the portion of personal property taxes attributable to periods before the Closing Date, such taxes shall be prorated on a daily basis.

     (c) All outstanding security interests in the Technology will be discharged.

9    ADJUSTMENT TO PURCHASE SHARES

     The aggregate number of Purchase Shares transferred by Selfcare to and held by the Trust pursuant to this Agreement and the Trust Agreement shall be adjusted as follows:

9.1 If by June 30, 1998 (and provided the closing of such "Transaction" (as defined below) occurs no later than August 31,
     1998) Selfcare enters into a definitive purchase and sale agreement to sell all or a substantial portion of its assets representing more than fifty-one percent (51%) of the value of all assets of Selfcare as of the date of the Transaction, or to sell the stock of Selfcare or a subsidiary or spin-off of Selfcare where the sale of such subsidiary or spin-off represents the sale of more than fifty-one percent (51%) of the assets of Selfcare as of the date of the Transaction, in a transaction or series of related transactions (a "Transaction") in which the holders of the Purchase Shares (the "Holders") will retain or receive with respect to the Purchase Shares (i) cash, (ii) securities of Selfcare or a subsidiary or spin-off of Selfcare and/or (iii) securities of the acquirer (together with (i) and (ii), the "Early Consideration"), and the value of such Early Consideration, determined upon the closing of such Transaction, exceeds $5,935,520, then, upon the closing of such Transaction, the Purchase Shares will be subject to adjustment described below, which adjustment will be made, at Selfcare's election, simultaneously with or immediately prior to the consummation of the Transaction:

     (a) For purposes of this Section, "Per Share Price" shall mean the average of the closing prices of Selfcare common stock for the five (5) trading days immediately preceding the closing date of the Transaction that triggers the adjustment described herein. "Early Premium" shall mean the amount by which the Early Consideration exceeds $5,935,520.

     (b) The Trust shall deliver back to the Company on the closing date of the Transaction a number of Purchase
          Shares determined by dividing the Early Premium by the Per Share Price.

9.2 If no Transaction occurred as provided in Subsection 9.1 above, and if by October 31, 1998 (and provided the closing of such Transaction occurs no later than December 31, 1998) Selfcare enters into a definitive purchase and sale agreement relating to a Transaction in which the Holders would retain or receive with respect to the Purchase Shares (i) cash, (ii) securities of Selfcare or a subsidiary or spin-off of Selfcare and/or (iii) securities of the acquirer (together with (i) and (ii), the "Late Consideration"), and the value of such Late Consideration, determined upon the closing of such Transaction, exceeds $6,848,677, then, upon the closing of such Transaction, the Purchase Shares will be subject to adjustment as described below, which adjustment will be made, at Selfcare's election, simultaneously with or immediately prior to the consummation of the Transaction:

     (a) For purposes of this Section, "Late Premium" shall mean the amount by which the Late Consideration exceeds $6,848,677.

     (b) The Trust shall deliver back to the Company on the closing date of the Transaction a number of Purchase
          Shares determined by dividing the Late Premium by the Per Share Price.

9.3 The intent of this Section is to limit the gain realized by the Holders of the Purchase Shares to 30% if a Transaction described in Subsection 9.1 occurs and to 50% if a Transaction described in Subsection 9.3 occurs, so that in either such case the Trustee shall return the amount of the Early or Late Premium (in the form of Purchase Shares) to Selfcare as provided above.

9.4     The Trust shall not distribute or transfer any Purchase
     Shares until the earlier of December 31, 1998 or the consummation of a Transaction, unless Selfcare shall not have entered into a definitive purchase and sale agreement by October 31, 1998 which envisions a Transaction scheduled to close not later than December 31, 1998, in which event the Trust may distribute or transfer Purchase Shares, subject to the provisions of Section 15.5, on or after November 1, 1998 free of any restrictions imposed by this Section 9.

10   REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE
     PARTNERSHIP AND EACH OF THE PARTNERS

     The Partnership and each of the Partners, severally and jointly, represent, warrant, covenant and agree as to the following, and acknowledge that such representations, warranties, covenants and agreements shall survive the Closing (in each instance the representation, warranty, covenant and agreement is made by the Partnership and each Partner unless otherwise indicated):

10.1 The Partnership is a limited partnership organized pursuant to the Massachusetts Revised Uniform Limited Partnership Act with powers adequate for executing and delivering, and performing its obligations under this Agreement.

10.2 The Partnership is and has always been characterized as a partnership for federal and state income tax purposes.

10.3 The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate powers adequate for executing and delivering, and performing its obligations under, this Agreement, and is duly empowered to act on behalf of the Partnership.

10.4 The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of General Partner acting on behalf of the Partnership.

10.5    The only asset owned by the Partnership as of the Closing
     Date shall be the Technology.

10.6 SCHEDULE C hereto accurately and completely lists of all of the assets of the Partnership as of the Closing Date (the "Partnership Assets") and all of the liabilities and obligations of the Partnership with respect to third parties, including the Partners (the "Partnership Liabilities"), as of the Closing Date. The Partnership does not possess any asset, nor has the Partnership incurred any liability or obligation with respect to a third party, other than those assets, liabilities and obligations set forth on SCHEDULE C.

10.7 Each Partner has the interest in the Partnership that is set forth opposite such Partner's name on SCHEDULE B hereto (each Partner is only representing that such Partner's interest in the Partnership is as set forth opposite such Partner's name).

10.8 The Partnership, on the Closing Date, will have good and clear record title to the Partnership Assets, which shall consist solely of the Technology, and on the Closing Date such Partnership Assets (the Technology) will be free and clear of all liens, mortgages, encumbrances, security interests and claims of any kind, other than the rights of Selfcare under the Technology License and Development Agreement dated December 29, 1993.

10.9 On the Closing Date there will be no agreements, contracts or understandings pursuant to which any party, other than Selfcare, has any claim, right or interest whatsoever in and to the Partnership Assets.

10.10 On the Closing Date there will be no pending or threatened actions, suits, claims, arbitrations, proceedings, investigations or any other proceedings under any contracts or agreements or otherwise, by or against the Partnership.

10.11 With respect to the Partnership Assets, the Partnership is not in default with respect to any order, injunction or decree of any court, arbitrator or governmental body or agency or instrumentality thereof.

10.12 The Partners, as of the Closing Date, will have paid and discharged, or will have caused the Partnership to pay and discharge, all liabilities and obligations of the Partnership whatsoever, direct or indirect, determined or contingent, and whether or not disclosed herein, including without limitation the Partnership Liabilities. The Partners will retain and pay and discharge any other liabilities and obligations of the Partners, including without limitation liabilities and obligations for federal and state income taxes relating to their respective Partnership Interests accruing prior to the Closing or as a result of the sale of such Partnership Interests to Selfcare.

10.13 This Agreement has been duly executed and delivered by each Partner and by the General Partner acting on behalf of the Partnership and is a legal, valid and binding obligation of each Partner and the Partnership, enforceable against each Partner and the Partnership in accordance with its terms. No further action is necessary to make this Agreement valid, binding and enforceable upon each Partner and the Partnership. Each Partner is only representing, warranting, covenanting and agreeing as to that Partner's execution and delivery of this Agreement as its validity and enforceability against that Partner.

10.14 The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in any breach or default under, conflict with, or contravention of any provision of the Partnership Agreement or the partnership agreement of any Partner that is a partnership, any provision of the charter or by-laws of any Partner that is a corporation, or any statute, mortgage, option, lease, agreement, document, instrument or indenture to which the Partnership or any Partner is a party or by which the Partnership or any Partner is bound. Each Partner is only representing, warranting, covenanting and agreeing as to whether the execution, delivery and performance of this Agreement will result in any breach or default under any agreement, charter, by-law, statute, mortgage, option, lease, agreement, document, instrument or indenture to which that Partner is a party or by which that Partner is bound.

10.15 The Partnership and each Partner hereby agree and covenant to promptly take all actions necessary and incidental to the successful consummation of this Agreement, including the execution of all necessary documents. The Partnership and each Partner further agree and covenant not to enter into any agreement, make any commitment, take any action or fail to take any action that would contravene any material provision of this Agreement.

11   ADDITIONAL REPRESENTATIONS, WARRANTIES, COVENANTS AND
     AGREEMENTS OF THE PARTNERS

     Each of the Partners represents, warrants, covenants and agrees as to such Partner's own Partnership Interest, such Partner's ability to enter into this Agreement, and such Partner's investment decision, and acknowledges that such representations, warranties, covenants and agreements shall survive the Closing:

11.1 Each of the Partners has good and marketable title to such Partner's respective Partnership Interest, which is to be transferred to Selfcare by such Partner pursuant to this Agreement, free and clear of any and all covenants, conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Upon consummation of the purchase contemplated hereby, Selfcare will acquire from such Partner good and marketable title to such Partner's Partnership Interest, free and clear of all covenants, conditions, restrictions, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

11.2 Each of the Partners has the full right, power, capacity and authority to enter into this Agreement and to transfer, convey and sell to Selfcare at the Closing such Partner's respective Partnership Interest.

11.3 Each of the Partners which is a corporation is validly subsisting under the laws of the jurisdiction of its incorporation, has the corporate power and authority and is qualified to own and dispose of its Partnership Interest and no act or proceeding has been taken by or against any such Partner in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of such Partner. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of each Partner which is a corporation and its shareholders.

11.4 No Partner is a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction, decree or award of any governmental agencies that would prevent the execution or delivery of this Agreement by any Partner or the transfer, conveyance and sale of such Partner's Partnership Interest pursuant to the terms hereof.

11.5 With respect to the acquisition of the Purchase Shares and the Warrant Shares by the each of the Partners:

     (a) Each of the Partners understands that the Purchase Shares and Warrant Shares (collectively, the "Shares") have not been and (in the case of the Purchase Shares) will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or qualified under the securities or "Blue Sky" laws of any jurisdiction. Except as set forth in the Warrant, Selfcare is not nor will it be under any obligation to register the Shares under the securities Act or the "Blue Sky" laws of any jurisdiction, and such Shares will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. As such the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from the registration requirements thereof is available. The limited registration rights with respect to the Warrant Shares set forth in the Warrant shall survive the Closing.

     (b) Each of the Partners represents that such Partner is acquiring such Shares for such Partner's own accounts for investment and not for, with a view to or in connection with any resale or distribution thereof, other than to another Partner.

     (c) Each of the Partners represents that such Partner will not sell or otherwise dispose of any Shares without registration under the Securities Act and qualification under the "Blue Sky" laws of the appropriate jurisdiction, unless an exemption from registration and qualification thereunder is available

     (d) Each of the Partners further acknowledges (x) that such Partner is aware (i) of the restrictions on resale of such Shares under the Securities Act and the General Rules and Regulations thereunder (including, without limitation, Rule 144 thereunder) and (ii) that any routine sales of the Shares made in reliance upon such Rule 144 can only be made after complying with the one-year holding period described in such Rule and then only in limited amounts (unless the two-year holding period under Rule 144(k) shall have been satisfied) in accordance with the terms and conditions of such Rule and (y) that, in order to make sales of the Shares under such Rule 144, it is necessary that there be available adequate current public information about Selfcare at the time of any such sale.

     (e) Each of the Partners further represents that (i) such Partner is an "accredited investor" within the meaning of Rule 501 (or any successor thereto) promulgated under the Securities Act and (ii) by reason of the business and financial experience of such Partner, and the business and financial experience of those persons retained by such Partner to advise such Partner with respect to such Partner's investment in the Shares to be received by such Partner pursuant to this Agreement, each of the Partners, together with such advisors, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Each of the Partners acknowledges that such Partner has been granted the opportunity to ask questions of, and receive answers from, representatives of Selfcare concerning Selfcare and the Shares and to obtain any additional information which such Partner deems necessary to verify the accuracy of the answers received from such representatives.

     (f) Each certificate for the Shares to be delivered pursuant to this Agreement will be imprinted with a legend in substantially the following form:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (1) A REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT IS IN EFFECT OR (2) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     (g) In connection with the transfer prior to the expiration of the two-year holding period set forth in Rule 144(k) of any Shares, other than to a Partner, the Partner wishing to make such transfer shall deliver written notice to Selfcare describing in reasonable detail the transfer or proposed transfer, together with an opinion, in form and substance reasonably satisfactory to Selfcare and its counsel, of counsel which (to Selfcare's reasonable satisfaction) is knowledgeable in securities law matters, to the effect that such transfer of Shares may be effected without registration of such shares under the Securities Act and under any applicable state securities laws.

12   REPRESENTATIONS AND WARRANTIES OF SELFCARE

     Selfcare hereby represents and warrants the following, acknowledges that such representations, warranties, covenants and agreements shall survive the Closing:

12.1 Selfcare is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and otherwise, to own its properties and to conduct its business as heretofore and presently being conducted in the manner and in the places where such properties are owned or such business has heretofore been and presently is conducted by it, and has the power to execute and perform this Agreement.

12.2 Selfcare has, and will continue to have through the Closing Date, by appropriate vote of its Board of Directors, full power to execute, deliver and perform this Agreement, including, without limitation, full power to issue the Shares.

12.3 The execution of this Agreement, constitutes the valid, binding, and enforceable agreement of Selfcare.

12.4 The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in any breach or default under, conflict with, or contravention of any provision of any mortgage, option, lease, agreement, document, instrument or indenture to which Selfcare is a party or by which Selfcare is bound.

12.5 Selfcare hereby agrees and covenants to promptly take all actions necessary and incidental to the successful consummation of this Agreement, including the execution of all necessary documents. Selfcare further agrees and covenants not to enter into any agreement, make any commitment, take any action or fail to take any action that would contravene any material provision of this Agreement.

13   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTNERSHIP
     AND THE PARTNERS

     The obligations of the Partnership and each of the Partners to close this transaction shall be subject to the following conditions precedent:

13.1 All documents required to be delivered by Selfcare hereunder shall have been delivered to the Partnership and the Partners and shall be satisfactory to the Partnership and each of the Partners.

13.2 The representations and warranties of Selfcare shall be true and accurate as if made on the Closing Date and the Partnership and the Partners shall not have discovered any material misstatement or omission in the representations and warranties of Selfcare.

13.3 No action or proceeding shall be pending or threatened before any court or governmental body seeking to restrain or prohibit or obtain damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

13.4 As of the Closing Date, the Partnership and each of the Partners shall have received from Selfcare a certificate of the Clerk of the Selfcare attesting to the adoption of votes by its Board of Directors and if necessary, its stockholders, authorizing the execution, delivery and consummation of this Agreement.

14   CONDITIONS PRECEDENT TO SELFCARE'S OBLIGATIONS

     The obligations of the Selfcare under this Agreement shall be subject to the following conditions precedent:

14.1 All documents and papers required to be delivered by the Partnership and each of the Partners hereunder shall have been delivered to Selfcare and shall be satisfactory to Selfcare.

14.2 No action or proceeding shall be pending or threatened before any court or governmental body seeking to restrain or prohibit or obtain damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

14.3 The representations and warranties of the Partnership and each of the Partners shall be true and correct as if made on the Closing Date and Selfcare shall not have discovered any material misstatement or omission in the stipulations, representations and warranties of the Partnership and each of the Partners.

14.4 As of Closing Date, Selfcare shall have received from the Partnership a certificate of the General Partner attesting to the adoption of votes by its Board of Directors and, if necessary, its stockholders, authorizing the execution, delivery and consummation of this Agreement on behalf of the Partnership.

14.5 As of Closing Date, Selfcare shall have received from each Limited Partner that is a corporation a certificate attesting to the adoption of votes by its Board of Directors and, if necessary, its stockholders, authorizing the execution, delivery and consummation of this Agreement on behalf of such Limited Partner.

15   CLAIMS AND INDEMNIFICATION

15.1 Selfcare hereby covenants and agrees to indemnify and hold harmless the Partners and their heirs, successors and assigns against any and all claims, losses, expenses (including reasonable attorneys' fees), obligations, damages, costs and liabilities suffered or incurred by the same which arise out of, result from or are related to any breach or failure of the Selfcare to perform or comply with any of its warranties, representations, commitments or obligations hereunder.

15.2 Each Partner hereby covenants and agrees to indemnify and hold harmless Selfcare and its heirs, successors and assigns against any and all claims, losses, expenses (including reasonable attorneys' fees), obligations, damages, costs and liabilities suffered or incurred by the same which arise out of, result from or are related to any breach or failure of the Partnership or any Partner to perform or comply with any of their warranties, representations, commitments or obligations hereunder, but, with respect to each of the Limited Partners, in no event for an amount more than that Limited Partner's proportionate share of the Cash (as defined in Section 3.1) plus the value of the Purchase Shares received by (or for the benefit of) that Limited Partner less that Limited Partner's proportionate share of any Early Premium or Late Premium delivered to Selfcare pursuant to Section 9.

15.3 Each Partner further covenants and agrees to indemnify and hold harmless Selfcare and its heirs, successors and assigns against any and all liabilities of the Partnership of any nature, including without limitations the Partnership Liabilities, and any and all liabilities of the Partners that arose in connection with the conduct and activities of the Partnership prior to the Closing Date, and any and all costs, liabilities, claims, losses or damages arising from any failure of the Partnership or the Partners to discharge or pay any such liability or obligation of the Partnership or the Partners, but, with respect to each of the Limited Partners, in no event for an amount more than that Limited Partner's proportionate share of the Cash (as defined in Section 3.1) plus the value of the Purchase Shares received by (or for the benefit of) that Limited Partner less that Limited Partner's proportionate share of any Early Premium or Late Premium delivered to Selfcare pursuant to Section 9.

15.4 The Parties and the Trust shall be notified promptly in writing of any claims which may arise hereunder after the Closing Date.

15.5 Any claims by Selfcare which may arise hereunder shall be made first against the Purchase Shares transferred by Selfcare and held by the Trust pursuant to this Agreement. If any such claim has been made while the Trust is holding the Purchase Shares, the Trust shall retain until such claim is resolved, notwithstanding any other provisions in this Agreement, that number of Purchase Shares or cash or other liquid assets having a value equal to the amount of such claim, based on the average of the Selfcare closing price for the five (5) trading days immediately preceding the date of the relevant Claim Notice.

16   CONFIDENTIAL INFORMATION

     The Partnership and the Partners shall maintain the confidential and proprietary status of any Confidential Information with regard to the Partnership Assets and keep such Confidential Information within its possession or under its control sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement; PROVIDED, HOWEVER, that such restrictions shall not apply to any Confidential Information which is (a) independently developed by the receiving party outside the scope of this Agreement, (b) in the public domain at the time receipt or thereafter becomes part of the public domain through no fault of the receiving party, (c) received without an obligation of confidentiality from a third party having the right to disclose such information, (d) released from the restrictions of this Section by the express written consent of Selfcare, or (e) required by law, statute, rule or court order to be disclosed. The obligations set forth in this Section shall survive for a period of five (5) years from the termination or expiration of this Agreement. For purposes of this Section, the Technology is deemed to be Confidential Information.

17   MISCELLANEOUS

17.1 This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their successors and assigns provided, however, that this Agreement shall not be assignable or transferable by any of the Parties hereto. This Agreement may be amended only by the written agreement of all the Parties hereto. This Agreement and any additional agreement between the Parties delivered or concurrent herewith, or pursuant hereto, constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede any and all written or oral communications of the Parties.

17.2 Any notice or communication given pursuant hereto by one of the Parties hereto to another Party hereto shall be in writing and hand delivered or mailed by registered or certified mail, postage prepaid (notices shall be deemed received three calendar days after they have been so mailed), as follows:

          If to the Partnership, as follows:

               USB `93 Technology Associates Limited Partnership
               55 Old Bedford Road
               Lincoln North
               Lincoln, MA 01773
               ATTN: USB `93 Technology, Inc.

          with a copy to:

               Van Wert & Zimmer
               One Militia Drive
               Lexington, MA 02173
               ATTN:  Richard A. Van Wert, Esq.


          If to any Limited Partner, to the address set forth next to such Limited Partner's name on Schedule A hereto.


          If to Selfcare, as follows:

               Selfcare, Inc.
               200 Prospect Street
               Waltham, MA 02154
               ATTN: PRESIDENT

          with a copy to:

               Foley, Hoag & Eliot
               One Post Office Square
               Boston, MA 02109
               ATTN: John D. Patterson, Jr., Esq.

     Any Party to this Agreement may change the address or addressee to which notices are to be hand delivered or mailed by giving notice thereof in accordance with the provisions of this Section.

17.3 The Partnership and each of the Partners represent to Selfcare, and Selfcare represents and warrants to the Partnership and each of the Partners that each has done nothing to create any liability for the payment of any commission or compensation in the nature of a finder's fee or other similar payment to any broker or other person on account of the transactions contemplated by this Agreement, except as set forth in this
     Section 17.3. Accordingly, the Partnership and each of the Partners hereby indemnify Selfcare and agree to hold Selfcare harmless and Selfcare hereby indemnifies the Partnership and each of the Partners and agrees to hold the Partnership and each of the Partners harmless of and from any such liabilities, (including reasonable attorneys' fees, costs and expenses) concerning which (i) the Partnership or any of the Partners or
     (2) Selfcare, respectively, is held responsible, but only if such liability arises from activity of the other party which is the basis in part or whole for such liability. Selfcare has agreed to pay to U.S. Boston Capital Corporation a solicitation fee of $98,516 in connection with the transactions envisioned by this Agreement.

17.4 All representations, warranties and agreements made herein by the Parties shall survive the Closing and any investigations made by or on behalf of the Parties.

17.5 No waiver of any breach hereunder shall be valid unless in writing. No such waiver shall constitute a waiver of any other breach, whether or not similar.

17.6 If any provision of this Agreement or portion thereof as applied to any Party or circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

17.7 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

17.8 If at any time any Party shall consider or be advised that any further assignments, conveyances, assurances or instruments are necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the Parties and the proper officers and directors of the parties shall execute and deliver any and all proper deeds, assignments, assurances and instruments and do all things necessary or proper to carry out fully the provisions hereof.

17.9 The Schedules which are attached hereto are made a part hereof as fully and effectually as if the terms contained therein were set forth hereinabove.


                   [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as an instrument under seal as of the date first above written. This
Agreement may be executed in counterpart.

                              THE PARTNERSHIP:

                              US `93 TECHNOLOGY ASSOCIATES
                              LIMITED PARTNERSHIP

                              By: US `93 Technology, Inc.


                              By:__________________________
                                 Its:


                              THE GENERAL PARTNER:

                              US `93 TECHNOLOGY, INC.


                              By:__________________________
                                 Its:


                              THE LIMITED PARTNERS:

                                   ___________________________
                                   Jennifer K. Coplon

                                   ___________________________
                                   Charles T. Cosimo

                                   ___________________________
                                   Edwina O. Cosimo

                                   ___________________________
                                   William K. Durr

                                   ___________________________
                                   Edward F. Eagan

                                   ___________________________
                                   Kenton T. Eldridge

                                   ___________________________
                                   Hannelore G. Eldridge

                                   ___________________________
                                   Carolyn S. Ellis

                                   ___________________________
                                   Frank E. Ferguson

                                   ___________________________
                                   Mitzi Y. Ferguson

                                   ___________________________
                                   Arthur Fertman

                                   ___________________________
                                   E. Haffner Fournier

                                   ___________________________
                                   Ralph B. Freidin

                                   ___________________________
                                   T. Lawrence Gasse

                                   ___________________________
                                   Charles P. Giersch

                                   ___________________________
                                   Stuart C. Hartz

                                   ___________________________
                                   John R. Hero

                                   ___________________________
                                   Stephen S. Hilzenrath

                                   ___________________________
                                   Judith W. Hirst

                                   ___________________________
                                   George Howell

                                   ___________________________
                                   Michael B. Kaufman

                                   ___________________________
                                   Roy E. Kent

                                   ___________________________
                                   Alice W. Kent

                                   ___________________________
                                   Thomas C. King

                                   ___________________________
                                   Ming C. Lash

                                   ___________________________
                                   Martin P. Lele

                                   ___________________________
                                   Robert Lotz

                                   ___________________________
                                   Stephen Bryson Lang Trust
                                   By:  Robert Lotz, Trustee

                                   ___________________________
                                   Joy Elizabeth Lang Trust
                                   By:  Robert Lotz, Trustee

                                   ___________________________
                                   Richard Mastromatteo

                                   ___________________________
                                   Sue Beth Mazer

                                   ___________________________
                                   Edward H. McCall

                                   ___________________________
                                   Anne H. Ridley

                                   ___________________________
                                   Eric Rose

                                   ___________________________
                                   Alan D. Schreiber

                                   ___________________________
                                   Pamela L. Schreiber

                                   ___________________________
                                   Barbara Sherman

                                   ___________________________
                                   Donald Sherman

                                   ___________________________
                                   Alan R. Stone

                                   ___________________________
                                   Dorairaju Thavaseelan

                                   ___________________________
                                   Willard L. Umphrey

                                   ___________________________
                                   Anne M. Umphrey

                                   ___________________________
                                   Margaret Wegman


                              SELFCARE:

                              SELFCARE, INC.


                              By:___________________________
                                 Its: